Exhibit 99.1

FARMER BROS. CO.

2009 Annual Stockholders Meeting

December 10, 2009

State of the Company Address (edited)

Note: Copies of the slides follow the narrative

(SLIDE #2)

State of the Company Presentation by

Roger M. Laverty III, President and Chief Executive Officer:

I’d like to take the opportunity to present to all of you a retrospective of the past year, which has been, as we have been discussing internally for a while, a year of dynamic growth and change at Farmer Brothers.

You’ll remember at this time last year we had just announced the pending acquisition of Sara Lee’s direct store delivery (DSD) coffee business. We talked then about how that business fit strategically with what Farmer Brothers was already doing, and today I want to report not only on the progress of that transaction, which was completed on February 28, 2009, but talk also about how it changed the face of our Company, the kind of customers we have, the kind of services we deliver and portfolio of products that we now offer.

While many of our shareholders, some of whom are also employees of the Company, understand personally the strategy and rationale behind our acquisition of Sara Lee’s DSD business, I want to start at the beginning.

What’s the mission here at Farmer Brothers? This may have been executed in different ways over the years, but it has really always been the underpinning of our Company. “We sell great coffee, tea, and allied products and provide superior service one customer at a time.” That’s the mission that everybody here lives by, the mission that drives all of our behavior and our day-to-day activities at Farmer Brothers. (SLIDE #3)

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(SLIDE #4) We also have a vision: “To become the preeminent roaster/distributor of coffee, tea, and allied products in every key market in the United States.” Note the difference – until the addition of Sara Lee’s DSD coffee business into Farmer Brothers, we did not have the opportunity to be in every key market in the United States. Today, we do have that ability and we’ll show you the progress we’ve made in leveraging that asset.

(SLIDE #5) Today, Farmer Brothers roasts and distributes coffee, tea and allied products. We deliver our products to 48 states, every state in the continental United States. Just the other day, someone here told me that we actually sell products in 50 states because many of our customers operate in Hawaii and Alaska. So even though we don’t distribute in those two states, we have customers that are selling our products in Hawaii and Alaska.

So we are – through our products – in all 50 states in the US today thanks to the acquisition. We now have branches in virtually every market in the US. The addition on the Sara Lee DSD coffee business also strengthened our portfolio of products and it extended and deepened our geographic reach from coast to coast.

Here’s a map that shows a couple of states where we don’t have branches, but even in those states we’re sending route trucks. So our route business is now in every state in the continental US. And as I said, we even sell products in the other two states as well. This all means that the acquisition established Farmer Brothers as one of the truly, and maybe the only, national food service coffee roaster/distributor for our segment of the marketplace. (SLIDE #6)

One thing about Farmer Brothers that differentiates us from many distributors of similar products—companies like the broadline food service distributors, like the broadline grocery distributors—is that we’re passionate about our products. At Farmer Brothers, we’re passionate coffee people, and we have been for almost 100 years.

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We have an accomplished executive team, skilled artisan coffee roast masters in all levels of our organization, and a diverse spectrum of over 2,000 employees, all coffee enthusiasts. It’s what we do. It’s what we live and breathe. It’s the core of our business. (SLIDE #7)

Our people include industry leaders—the founding and current board members of both the Specialty Coffee Association of America (SCAA) and the American Premium Tea Institute work at Farmer Brothers. We are proud to say that the founder and past chair of the Roasters Guild of America, the chair of the Technical Standards Committee of the SCAA, cupping judges at the Cup of Excellence competitions throughout the Americas and Africa, chair of the advisory panel to the Coffee Quality Institute and Coffee Quality Institute Voluntary Emissaries to Kenya, Ethiopia, and Columbia are part of the Farmer Brothers team.

Having experienced, talented people helps us create best-in-class solutions to meet customers’ needs. Many of you have seen this capability exhibited in our cupping room. When we bring customers into the cupping room they work with our team of experts to create the blends they want, which meet the needs of their businesses. We have seen that those customers rely more and more on our expertise to help them create the quality products that they want to serve their customers. We’ve become very good at it and I think we’re as good as or better than anyone in the industry.

I want to illustrate some of the other exciting things we’re doing today to meet and exceed the needs and expectations of our customers. Many of you know that one of our largest customers is Target. We roast all of Target’s private label coffees, both Market Pantry coffees and Archer Farms coffees. This Christmas, I’m not sure if there’s any left in the stores, but Target wanted to buy the winner of the Cup of Excellence competition in Columbia. It was very expensive for them to purchase—it was almost $31 a pound green coffee—and you can find that in Target stores. I think their price is somewhere in the $15 to $20 range for the package. Just a warning, Target doesn’t have a lot left since they are going fast, but if you want to experience an award winning coffee you can get it at Target and it comes from Farmer Brothers.

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In addition to the coffee I just described, Farmer Brothers makes a range of coffee. This chart shows the coffee hierarchy in the United States. It’s a pyramid because the bulk of the products that we distribute and the bulk of the products in the coffee industry today continue to be the traditional coffee and the premium coffee. Those are the coffees that Farmer Brothers has roasted and distributed so well for so many years. Farmer Brothers continues to provide the products that people have come to rely on in the core food service business in the US.

Specialty coffee is at the top of the pyramid and you can see the market for specialty coffees isn’t anywhere near as large as the market for premium and traditional coffees, which have for so long been our specialty. (SLIDE #8)

This chart shows that when you look at the market for coffee, traditional coffee still represents the bulk of the market, about $20 billion a year in retail; specialty coffee accounts for about $9 billion a year. However, we have a growing presence in the specialty coffee market. You might be wondering why since that segment is at the top of the pyramid.

(SLIDE #9) To understand that we need to look beyond what the market sizes are now and look at the growth rates of those two categories. The traditional and premium coffee category is growing at 2% to 4% a year—a lot of that is just price changes in the cost of the commodity. Specialty coffee, however, is driven by changes in the coffee market, driven by the power of Starbucks, driven by corporate marketing programs and a commitment to higher quality products from McDonald’s and Dunkin’ Donuts and others. The specialty coffee sector continues to grow at a much faster pace than the traditional and the premium coffee sectors.

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That is why we need to be in all these segments, because we want to be able to take advantage of the growth in the marketplace as well as continue to provide the products that make up the bulk of what we sell. This slide illustrates one of the reasons this is so important. It is this differential gap, which means that typically we’re selling products on a comparative basis at about $0.10 less than the coffee index, the C coffee market, whereas specialty coffees are almost $0.40 above the C market index.

So the prices that we can receive for specialty coffees reflect that differential gap in the green, and that’s one of the advantages we have when we can cover all segments of the coffee market. Our span across all segments of the coffee market in combination with the expertise of our people, mean we can be the best-in-class; the best roaster, the best purchaser of coffee, the most efficient supply chain of coffee at all levels. We now have capabilities that I believe are unmatched by anyone in the industry.

We successfully cover all segments of the coffee market, which is just one of the important things for you to know about Farmer Brothers. We have national coverage not only with our route service, as I discussed, but we also have national coverage with our equipment service. We have expertise in green coffee manufacturing, marketing, training, brewing equipment solutions and operations. We now have four geographically diverse plants with capabilities for large and small batches. We also have a diverse portfolio of coffee and tea products from traditional to specialty. (SLIDE #10)

Let me talk a little more about the diverse portfolio Farmer Brothers now boasts. One of the many things that we gained with the acquisition was Sara Lee DSD’s portfolio of brands that we are now able to take to the market. Brands are important. Customers rely on brands; they’re familiar with brands; they’re comfortable with brands. They link a brand to a product and the power of these brands is substantial.

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Our brands today represent over 100 years of experience, knowledge, and coffee passion and include: the Farmer Brothers brands, of course, the Superior Coffee brand we acquired through the acquisition, Panache Coffee from CBI, Prebica, Blue Parrot from CBI, McGarvey, and Cain’s. Cain’s Coffee, by the way, and Cain’s Spices are sold in Wal-Mart. So we’re servicing a broad range of people in every market. Some of our other coffee brands include: Metropolitan, Wechsler, and World’s Finest. Our tea brands include: Ireland, Justin Lloyd, Sierra Teas and Xanadu Teas. So, as you can see, we have a very broad and deep portfolio of products throughout the coffee and tea spectrum. (SLIDE #11)

Another area in which the acquisition helped to expand our business is production. One of the most exciting things for the Company this year was growing from one plant in Torrance, where we are working hard to add capabilities, flexibility and new roasting technologies, to now having three coffee roasting plants and a fourth plant that processes spices.

(SLIDE #12)On this slide, in the top left, you can see a picture of our plant in Torrance. The bottom picture is our plant in Houston. The picture on the right is our plant in Oklahoma City and above that is the inside of the CBI plant. So now, not only do we have the ability to make more products, but as we go to market you can imagine the advantage this gives us when we talk to customers.

In the past, I can’t tell you how many times a customer from the East Coast would say, “Well, where’s your plant?”

I would say, “Well, here in Torrance.”

And often the customer would respond: “Well, how are you going to get a product all the way from Torrance to the East Coast? And by the way, don’t you have earthquakes in California? What are you going to do if something happens to your plant?”

Well, now we have a plant in Houston that does the same thing as our plant in Torrance. We can cover both sides of the country with the same excellent products out of both of those plants. We also have a specialty plant in Portland and we have spice capabilities not only in Oklahoma City, but also in Torrance. And it takes away any argument not to use Farmer Brothers by any customer no matter where they’re located in the US.

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We have over 1.5 million square feet of coffee roasting facilities now and a roasting capacity of 200 million pounds. That is up from what was probably 50 million, maybe a little bit more, last year. The good news is we’re already roasting about 90 million pounds for our own portfolio and for the portfolios of others.

So we’ve gone from 20 million pounds that we processed here last year before any of our growth to almost 90 million pounds of coffee as I am talking to you today. We also have about 50% additional growth capacity with our existing plants, so we don’t have to build new plants to continue to grow our business for many years to come.

Switching gears, I want to talk to you about our food service coffee and tea division, what we used to call route sales and our DSD business. As I said earlier, we’re in 48 states, with over 115 branches and warehouses throughout the country, 613 routes, and over 75,000 customers, who we serve at least once a month, usually much more frequently than that. (SLIDE #13)

And we have over 6,000 SKU’s—sometimes there’s confusion on the items and SKUs. We have 6,000 SKUs, these are stock-keeping units, so it could be different sizes of the same item. Farmer Brothers coffee is one item and we have many SKUs of that in different packaging and different sizes. Today, we have over 6,000 different SKUs that we can offer our customers.

We’ve talked here for the last several years about the need, the desire, and our strategy to build the national accounts business. This was something that has been on our minds even before we completed the CBI and Sara Lee DSD coffee business acquisitions. We talked about how important it was for Farmer Brothers to be able to represent itself to large national companies—McDonald’s, Burger King, national casino chains, national retail companies. And we’ve been working very hard to put together the organizational capabilities to be able to do this.

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Selling to that channel is much different than selling to the down-the-street business. It’s not harder or easier, it’s just different and you need different skills in order to accomplish it. What’s really exciting today is that we have been chosen as the coffee partner for some of the country’s leading national retailers. This means that our strategy and hard work are paying off.

Our national accounts partnership (SLIDE #14)

Our coffee is today sold in over 6,000 locations in all 50 states. We have custom coffee programs that can meet the specific product and service needs of many large national account customers. And it’s not just offering the products, we also have the program support for these customers because that’s how to keep the business. The customer has to rely on us to increase the sell-through at their locations through branding, marketing, market trend analysis, product development, commodity buying, training, equipment service, and all the other attributes of a partnership—a true partnership—with these large customers.

We have large national and regional accounts and they appreciate our one-stop shop capabilities. As I have said, we can give these customers anything from their core coffee products to allied products to equipment to services. Nobody else can do that at one place and one location.

I’m actually pretty excited for you to see this next slide. A couple of years ago we said we’ve got to get more customers with recognizable names. This chart is just a reflection of some of the customers Farmer Brothers serves today. Ranging from a national retailer like Target to Pilot Travel Centers and Sunoco; from WinCo Foods to grocery stores like the Fresh Market to restaurants like Hard Rock, Morton’s, Daily Grill and to casinos like the MGM Grand properties nationwide, Station Casinos, and others. (SLIDE #15)

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So this shows the level of achievement that we’ve been able to accomplish by executing on the strategy we outlined. And why did we want to do this? Because this segment is growing faster than any other segment. So we needed to have our brands, our labels, and our expertise suited for the needs of these large customers as well as our traditional down-the-street customers.

(SLIDE #16) We’re not only selling these customers coffee, but, as I said, the other thing that makes Farmer Brothers unique in the marketplace is the allied products and spices that we can offer throughout our customer segments. No other company has the portfolio of products that we can offer customers. Nobody has the quality of coffee products, from specialty to traditional, and the wonderful allied and spice products that are the top-of-the-market, best quality products—some that we make, some that we have made for us, but they’re all now Farmer Brothers products.

The other part of this, and we’ll just highlight one of the many accomplishments of the past year, was creating a national service network. And it’s easy to say in one sentence, “Hey, we’ve created a national service network.” But, this was really hard to do.

It took tremendous commitment and effort from the entire national equipment and service organization here at Farmer Brothers to organize their capabilities and their resources, so that we would be able to confidently go to any customer and say, “wherever you are, whatever your needs are, we have somebody 24/7, 365 days a year who will answer the phone, who will meet your equipment needs, and who’ll be out there to service your products.” (SLIDE #17)

That was a goal that we had for many years. As we sit here today, that goal has been realized. We have over 200 service vehicles outfitted with parts and equipment. We have over 200 factory trained and certified technicians. We dispatch today over 500 service calls each day. And we’re in the process of organizing five remanufacturing and repair centers so that not only can we service the product, we can also bring product back in, refurbish it, repair it, and do that very efficiently without just having one location on the West Coast. We have the country covered so that we can be very efficient in moving our product around.

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This was a significant achievement for us this year and I’m really proud of all the people who worked on this because they did a great job in organizing this operation, pulling it together, and providing the customers the service they need.

Financial highlights for 2009 (SLIDE #18)

What do all of these changes and improvements mean for the Company’s financial performance? In order to compare year-to-year financials, you have to understand the impact of the acquisitions we made because this is not all internal growth. Much of the growth in the top-line has come from the acquisitions we made. But our sales for 2009 fiscal year exceeded $340 million. They’re up from $266 million in 2008 and these reflect the acquisition of the DSD coffee business and continued strong growth by the CBI operations.

Cash flow improved over 2008 despite non-recurring expenses. If we look at cash flow from our operations and we take out some of the accounting charges that may affect income, but don’t affect the cash that we’re bringing in, our cash flow from operations for 2009 was $10.6 million, up from $4.6 million in 2008 (See Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on September 17, 2009 for a reconciliation of non-GAAP operating cash flow to GAAP loss from operations for the fiscal years ended June 30, 2009, 2008 and 2007). (SLIDE #19)

Those of you who got the annual report saw the big loss. The largest single element of that loss was a $19.7 million accounting charge based on some important, but very technical, deferred tax accounting requirements.

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On this next slide you can see the same thing. Net sales going from $198 million in 2005, staying pretty static 2005 to 2006, starting to show a little growth in 2007, and now starting to show a significant ramp-up in net sales. (SLIDE #20)

Financial highlights for first quarter 2010

For the first quarter of 2010, we also improved operations from the same quarter in 2009. Sales are up from $66 million to $112 million, almost doubling. So you can see now the full trend and the impact that the acquisitions are having on our performance. And net income was up from a $6.1 million loss last year to income of $2.2 million in 2010. (SLIDE #21)

I want to be clear that not all of that is from operations and we’re very clear about that in our reporting. Some of that is from the bounce-back of the market and our stock portfolios, which improved in the first quarter based on what was happening last year at this time. But our non-GAAP operating cash flow was also up from $400,000 in the first quarter of 2009 to $4.9 million in the first quarter of 2010 (See Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on November 12, 2009 for a reconciliation of non-GAAP operating cash flow to GAAP loss from operations for the three months ended September 30, 2009 and 2008). (SLIDE #22)

The financial markets continue to have a negative impact on some of our assets. Like many, many companies, Farmer Brothers has and continues to have a very robust pension plan. We have pension assets that are managed to provide liquidity for our employees as they retire. The value of that plan took a hit, like the value of most every other stock portfolio in the country in the past year, and now the Company is making up that difference. So on a quarter-to-quarter basis, we have a $2.3 million non-cash charge reflecting what we believe will be additional funding requirements for our pension plans beginning in the first quarter of fiscal 2010. You can see on this chart those same things—revenue growth from $67 million to $112 million. And the non-GAAP operating cash flow, again, from $400,000 to almost $5 million in the first quarter of 2010. (SLIDE #23)

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Integration and other activities

The past year, as I have discussed, has been extremely busy. As I said, we completed the Sara Lee transaction on February 28th and everybody in our Company has been working hard to try to bring that together with our existing operations and do it in a way that allows us to leverage the power that we talked about earlier, the strategic power in going to market. (SLIDE #24)

I want to be honest—it has been really hard. This is a very complex transaction: two businesses almost the same size, two groups of employees almost the same size; similar businesses, but many, many differences between the two operations. Plus we needed to understand how we, Farmer Brothers, want to go forward, how we want to maximize our operation for the benefit of our shareholders, our employees, and our customers.

As we’ve taken steps to realize this goal, there are certainly things that we might have done differently in hindsight. But the primary focus has been—this is really important to understand—the sooner this comes together, the sooner we’re one Company, the sooner we can go to market with the true force and impact of the assets that we can bring to all customers in every segment.

We still have steps to take to complete the process, but we’re making great progress and we’re doing whatever we can to make sure this is as easy and seamless as possible.

We completed the roll-out of the mobile sales system to all pre-acquisition Farmer Brothers locations. And that’s another thing that we talked about for many years at these annual meetings—the need to complete the JD Edwards roll-out, to complete the mobile sales roll-out. Well, we have done it and we did it very successfully.

Now we have the latest, up-to-date, best solution for mobile sales software of any direct distribution company that I can think of. We completed that roll-out to the pre-acquisition

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Farmer Brothers locations last March. Right now we’re in the process of rolling out that same system to the acquired locations and the route drivers that joined Farmer Brothers as part of the Sara Lee transaction. And that’s a lot of work, but we’ll get that completed, probably before the end of the third quarter.

I want to emphasize the complexity of what we’re doing. Remember, these two businesses had different products. And customers didn’t necessarily want to get rid of the items they were used to buying. In order to continue to do business with us, customers wanted to continue to receive the products they were used to getting. So we were tasked with not eliminating any items. Instead our goal was to put together both portfolios of items, trying to streamline it so that items that weren’t selling or that we didn’t need would fall out of the portfolio. Essentially, though, we have close to doubled our available assortment.

For a minute think of the implications of that in a branch of 10,000 square feet. Now you have double the number of items. You need double the racking for the cases. You need to reorganize the trucks. You need to figure out the different routes. If you have two routes going down the same street with a Farmer Brothers customer here and an old Sara Lee customer next door, you don’t want two trucks going down that same street. You want one truck stopping at each customer.

So the intricacy, the more you think about it, the more you can understand the complexity of putting this together in a way that works—that doesn’t alienate our customers, that continues to offer the full range of products and services we have—and that does so in a way that’s efficient so ultimately as a Company we can be successful and profitable at what we do. So that’s what we’re in the middle of right now.

Some other achievements during the year, like I said, we opened new distribution centers. We opened distribution centers in Moonachie, New Jersey, Northlake, Illinois and Fridley, Minnesota. We also converted the distribution operations in Oklahoma City and Houston. These openings allowed us to eliminate ongoing support from Sara Lee.

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So now we have all these distribution points around the country. This is so important because we don’t have to drive as far to get products to our branches. We don’t have to go from Torrance to Minneapolis; we now go from Fridley to Minneapolis, which is 30 minutes instead of two days.

So you can start to imagine the savings as we put this network together. However, in order to get these centers running, we had to rack all of these facilities, get inventory in them, and make sure that the ordering procedures worked. These are all tasks we are still working to perfect now. We implemented a new long-haul trucking fleet. Every Farmer Brothers long-haul truck now on the road is a brand new piece of equipment that I think reflects very well the Farmer Brothers image across the US. (SLIDE #25)

We acquired new coffee roasters for our Torrance plant that have been sitting in crates currently. They’ve been sitting in crates for the past year as the California legislature has been working to overcome the freeze on permitting caused by some environmental lawsuits. We are trying to put in new roasters that have cleaner emissions than our existing roasters and we can’t get a permit to reduce emissions. As Copenhagen goes on today, we’re trying to do our part and were unable to do that. Thankfully, now that’s changed. We should be able to get a permit in January and from January through probably June, maybe mid-summer, we’ll be working to install these new roasters. These roasters not only upgrade some of the roasting technology we have today, they also give us increased flexibility to meet the needs of all the different SKUs that we have and all the different products. This enables us to roast both small batch and large batch very efficiently here in our Torrance plant.

Like I said, we’re on track to roast over 90 million pounds of coffee. We have a new marketing team focused on brand, brand development, and customer communications so that we can be sure that the Farmer Brothers message is communicated consistently to everyone in the marketplace.

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What’s ahead? (SLIDE #26)

We want to complete these integration activities during the second half of fiscal 2010; the sooner, the better. The sooner we can get through the challenges and the hard work of the integration, the more quickly we can focus on our primary mission here, which is to grow our business.

It’s challenging and it’s hard, but we’ll get through it and we’re now about nine waves through a 14-wave process of conversions. We should finish the waves by the end of January and then I’m sure there’ll be some clean-up activities to make sure things are working properly. As we go into the fourth quarter of this year, we should be very well-positioned to do nothing but sell—to promote our products, to go to the customers without being distracted by the challenges of the integration activities.

When that’s done, we can leverage our national presence to service local, regional, and national customers, grow all tiers of the food service business, and streamline our supply chain. We’re a distribution company. Without an efficient supply chain in the distribution business today, a company would struggle to survive because that’s where the bulk of cost is for companies like Farmer Brothers. The bulk of our cost is in moving products from our warehouses to our branches to our trucks to our customers.

So we have to be the best-in-class. We have to be absolutely perfect at this if we’re going to be able to return to shareholders the value that all of you have invested in our Company either through your commitment and your hard work or your capital investment or however else you’re part of our organization.

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We’re implementing equipment refurbishing centers so that we can complete the nationwide coverage of our equipment business. We’re continuing the aggressive growth of our specialty coffee segment through our CBI operations because it continues to grow faster than any other segment. (SLIDE #27)

And we’re also committed to our spice business. This business has done very well over the years, but really hasn’t had a lot of attention. Now we are putting a lot of effort into that business, which is composed of institutional spices and blends and custom blends for manufacturers. We think there’s a huge opportunity there simply because we’re selling so many spices. We want to leverage our volume so that we can go to the institutional market and provide the quality products that we know we can make at Farmer Brothers. So we’re going to expand that side of our business as well.

Overall, it’s been an exciting year. It’s also been a challenging year. Even with the day-to-day frustrations and the day-to-day problems we have faced, I reflect on the past year and know that there’s been a tremendous amount accomplished in furtherance of our strategy—becoming a preeminent roaster/distributor of coffee and allied products in this country.

I’m convinced that we can be that. I’m convinced that we can realize that vision. It’s going to take continued hard work. It’s going to take commitment. It’s going to take your support, not only as shareholders, but as employees because you’re the ones that make it happen. So with that, I’m happy to take any questions.

(Slides Follow)

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SLIDE 1

Farmer Bros Co. Stockholders Meeting December 10, 2009

A Year Of Dynamic Growth

SLIDE 2

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this presentation, including, but not limited to, statements regarding the development and growth of our business, our intent, belief or current expectations, primarily with respect to future operating performance and the products and services we expect to offer and other statements contained herein regarding matters that are not historical facts are “forward-looking statements” within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “feels,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Stockholders and other readers should not place undue reliance on the forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, our ability to successfully integrate the CBI and DSD Coffee Business acquisitions, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, and changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described from time to time in our filings with the Securities and Exchange Commission.

SLIDE 3

Farmer Brothers Mission

“We sell great coffee, tea and allied products and provide superior service one customer at a time.”

SLIDE 4

Farmer Brothers Vision

“We will be the pre-eminent roaster/distributor of coffee, tea and allied products in every key market in the U.S.”

SLIDE 5

Farmer Brothers Today

Farmer Brothers roasts and distributes coffee, tea and “allied” products, such as creamers, teas, spices, and soup bases through direct store delivery and broad line distribution.

The Company was founded in 1912 in Los Angeles and now serves 48 states.

Headquartered in Torrance, CA with four manufacturing facilities.

The 2009 acquisition of Sara Lee’s direct store delivery coffee business has:

Established Farmer Brothers as one of the only truly national foodservice coffee roasters/distributors;

Strengthened our portfolio of brands and products; and

Extended and deepened our geographic reach from coast to coast.

SLIDE 6

Farmer Brothers Distribution Network

SLIDE 7

Farmer Brothers “Passionate Coffee” People

At our core we are a Coffee, Tea and Service Organization!

Accomplished executive group

Skilled artisan coffee roast masters

Diverse spectrum of 2,100 coffee enthusiasts

Our People Include Industry Leaders:

Founding and current Board Members of both the Specialty Coffee Association of America (SCAA) and the American Premium Tea Institute (APTI).

Founder and Past Chair of the Roasters Guild of America, an organization dedicated to the craft of roasting quality coffee.

Chair of the Technical Standards Committee of the SCAA

Cupping judge at “Cup of Excellence” competitions throughout the Americas and Africa.

Chair of the advisory panel to the Coffee Quality Institute (CQI).

Coffee Quality Institute volunteer emissaries to Kenya, Ethiopia and Colombia.

SLIDE 8

Farmer Brothers Coffee Quality

Quality & Price

“SPECIALTY”

Single-origins, estate coffees, limited editions, fair trade, organic, and blends made from only the best green coffees available, all small-batch artisan roasted.

“PREMIUM”

Coffee varieties and blends roasted for quality, consistency and a higher price value relationship for the operator and consumer.

“TRADITIONAL”

Blends and flavored coffees, carefully blended and efficiently roasted for value in the most price-competitive segments

SLIDE 9

The U.S. Coffee Market

Specialty Coffee

$8-9B

10-12% CAGR

$18-19B

2-4% CAGR

Traditional Coffee

Differential Gap

$0.38/lb

-$0.10/lb

$0.48/lb

Source:

SLIDE 10

Farmer Brothers Capabilities

National coverage with route service and equipment service competencies.

Expertise in:

Green coffee procurement

Manufacturing and distribution

Marketing support

Training programs

Brewing equipment solutions

Operations

Four geographically dispersed plants with capabilities for large and small batch production.

Diverse portfolio of coffee and tea products (traditional to specialty).

Roastmaster and R&D capabilities to create best in class solutions to meet customer needs.

Coffee Blending Knowledge

Product Understanding

Marketing & Strategy Solution

Brewing Techniques

Category Information

Service / Maintenance

Merchandising Support

SLIDE 11

Farmer Brothers Family of Brands

THE BEST OF AMERICA’S COFFEE & TEA

BUSINESS IN ONE COMPANY

Our brands represent over 100 years of experience, knowledge and coffee passion.

Our brands include:

– Farmer Brothers Coffee

– Superior Coffee

– Panache

– Prebica Coffee

– Blue Parrott Coffee

– McGarvey Gourmet Coffees

– Cain’s Coffee

– Metropolitan Coffee

– Wechsler

– World’s Finest

- Café Royal

- Ireland

- Justin Lloyd Teas

- Sierra Teas

- Xanadu Tea

SLIDE 12

Farmer Brothers Coffee Production Capacity

Four strategically placed national Roasting and Manufacturing facilities.

Facility size exceeding 1,525,000 square feet.

Roasting capacity of 200 million coffee pounds annually.

50% additional growth in existing facilities

SLIDE 13

Farmer Brothers Foodservice Coffee & Tea

48 States

Over 115 Branches/Warehouses

613 Routes

Over 75,000 Customers

Over 6,000 SKU’s

SLIDE 14

Farmer Brothers National and Key Account Management

Farmer Brothers is the chosen coffee partner for some of the country’s leading national retailers; through our National Accounts partnerships, our coffee is sold or served in over 6,000 locations in all 50 states

Custom coffee programs are offered to meet the specific product and service needs of large National Account customers

Comprehensive program support is designed to increase sell-through at our customer’s locations

Branding & marketing support

Market trend analysis

Product development

Commodity buying

Training, equipment and service

Large national and regional accounts appreciate Farmer Brothers’ “one-stop-shop” capabilities

Specialty, premium and traditional coffees

Equipment & service

Allied products

SLIDE 15

An Expanding Portfolio of Marquee Customers

SLIDE 16

Farmer Brothers Allied Products & Spices

SLIDE 17

National Equipment Service Organization

Wholly Owned National Service Network.

24/7/365 Staffed Call Center & Repair.

200+ Outfitted Service Vehicles.

200+ Factory Trained & Certified Technicians.

Dispatching over 500 service calls daily.

5 Remanufacturing/Repair Centers Nationwide

SLIDE 18

Farmer Brothers Fiscal 2009 Financial Highlights

Sales exceeded $340M

Up from $266M in 2008

Reflects the acquisition of the DSD Coffee business and strong growth by CBI

Cash flow improved over 2008 despite non-recurring expenses

Non-GAAP cash flow from operations: $10.6M in 2009*

Up from $4.6M in 2008

Non-cash charges included reserve against deferred tax assets of $19.7M

* See Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on September 17, 2009 for a reconciliation of non-GAAP operating cash flow to GAAP loss from operations for the fiscal years ended June 30, 2009, 2008 and 2007.

SLIDE 19

Farmer Brothers Fiscal 2009 Financial Highlights

Revenue Growth

000’s

400

300

200

100

0

$198.4

$207.4

$216.2

$266.4

$341.7

2005

2006

2007

2008

2009

SLIDE 20

Farmer Brothers Fiscal 2009 Financial Highlights

Non-GAAP Operating Cash Flow

000’s

12

8
4

0

$4.6

2008

$10.6

2009

SLIDE 21

Farmer Brothers 1st Quarter 2010 Highlights

Improved operations from same quarter in 2009

Sales up from $66.5M in 2009 to $112.1M in 2010

Net Income up from $(6.1M) in 2009 to $2.2M in 2010

Cash flow

Non-GAAP operating cash flow up from $0.4M in 2009 to $4.9M in 2010*

Financial markets continues to have negative impact on pension obligations

$2.3M non-cash charge in 1st Quarter

* See Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on November 12, 2009 for a reconciliation of non-GAAP operating cash flow to GAAP loss from operations for the three months ended September 30, 2009 and 2008.

SLIDE 22

Farmer Brothers 1st Quarter 2010 Highlights

Revenue Growth

000’s

$200

$150

$100

$50

$0

$67

2009

$112

2010

SLIDE 23

Farmer Brothers 1st Quarter 2010 Highlights

Non-GAAP Operating Cash Flow

000’s

$5

$4

$3

$2

$1

$0

$0.4

2008

$4.9

2009

SLIDE 24

Key 2009 Initiatives and Achievements

Completed Sara Lee DSD Coffee business acquisition

Completed roll-out of Mobile Sales system to all pre-acquisition Farmer Brothers and CCP routes.

75% of acquisition routes now complete

Initiated integration of DSD Coffee business acquisition

Systems rollout — routes, distribution centers, manufacturing plants

Branch expansions, new sites and overlaps

Route integration/re-organization

SLIDE 25

Key 2009 Initiatives and Achievements

Opened four new distribution centers

Implemented a new long-haul trucking fleet

Acquired new coffee roasters for Torrance Plant (online in 2010)

On track to roast over 90 million pounds of coffee annually

New marketing team focused on brand and customer communications

Established a national equipment/service organization

SLIDE 26

Farmer Brothers — What’s Ahead

Complete all integration activities during the second half of fiscal 2010

Leverage our national presence to service local, regional and national customers

Grow all tiers of Foodservice business — national, regional, independents

Streamline our supply chain to take advantage of plants and distribution centers

SLIDE 27

Farmer Brothers — What’s Ahead

Implement equipment refurbishment centers for nationwide coverage

Continue aggressive growth of specialty coffee segments through CBI

Expand and develop Spice Products

SLIDE 28

Farmer Brothers

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